Exhibit 10.1
RANGER ENERGY SERVICES, INC.
AMENDED AND RESTATED 2017 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT FOR DIRECTORS

Grant Date:	[Grant Date]	(the “Grant Date”)
Name of Grantee:	[Participant Name]	(the “Grantee” or “you”)
Number of Restricted Stock Units subject to Award:	[Awards Granted]	(the “RSUs”)

This Restricted Stock Unit Agreement (“Agreement”) is made and entered into as of the Grant Date by and between Ranger Energy Services, Inc., a Delaware corporation (the “Company”), and you.

WHEREAS, the Company adopted the Ranger Energy Services, Inc., Amended and Restated 2017 Long Term Incentive Plan (as amended from time to time, the “Plan”), under which the Company is authorized to grant equity-based awards to certain employees and service providers of the Company;

WHEREAS, the Company, in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company, agrees to grant you this award of RSUs;

WHEREAS, you acknowledge that a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the award of RSUs granted pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.    The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Grant Date, as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, an award (the “Award”), consisting of the number of RSUs set forth above in accordance with the terms and conditions set forth herein and in the Plan. Each RSU represents the right to receive, as described herein, one share of Stock or a cash amount equal to the Fair Market Value of one share of Stock, as applicable.

2.    Rights as a Stockholder; Dividend Equivalents.

(a)    You shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until you have become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement (including Section 2(b)).

(b)    Each RSU subject to this Award is hereby granted in tandem with a corresponding dividend equivalent right (“DER”), which DER shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the RSU to which the DER corresponds. Each vested DER entitles you to receive payments, subject to and in accordance with this Agreement, in an amount equal to any dividends paid by the Company in respect of the share of Stock underlying the RSU to which such DER relates. The Company shall establish, with respect to each RSU, a separate DER bookkeeping account for such RSU (a “DER Account”), which shall be credited (without interest) on the applicable dividend payment dates with an amount equal to any dividends paid during the period that such RSU remains outstanding with respect to the share of Stock underlying the RSU to which such DER relates. Upon the vesting of an RSU, the DER (and the DER Account) with respect to such vested RSU shall also become vested. Similarly, upon the forfeiture of a RSU, the DER (and the DER Account) with respect to such forfeited RSU shall also be forfeited. DERs shall not entitle you to any payments relating to dividends paid after the earlier to occur of the date that the applicable RSU is settled in accordance with Section 6 or the forfeiture of the RSU underlying such DER. Payments with respect to vested DERs shall be made as soon as practicable, and within 60 days, after the date that such DER vests. You shall not be entitled to receive any interest with respect to the payment of DERs.

3.    Vesting of RSUs. The RSUs shall vest in accordance with the following schedule:

[Vesting Schedule]

Unless and until the RSUs have vested in accordance with such vesting schedule, you will have no right to receive any Stock or cash in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

4.    Termination of Services.

    (a)    Termination Generally. If your service relationship with the Company or its Affiliates is terminated for any reason, then those RSUs that have not vested as of the date of termination shall become null and void and those RSUs shall be forfeited to the Company. Any RSUs that have vested as of the date of such termination shall not be forfeited to the Company.

    (b)    Effect of Other Agreements. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 4 and any services, consulting, severance or change in control agreement between you and the Company or a similar plan or arrangement sponsored or maintained by the Company in which you participate, the terms of such services, consulting, severance or change in control agreement or similar plan or arrangement shall control.

5.    Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be providing services to the Company, provided that rights to the RSUs during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

6.    Settlement of RSUs. Promptly following the vesting of the RSUs pursuant to Section 3 of this Agreement but in no event later than 60 days after such vesting date, the Company shall deliver to you in settlement of such vested RSUs: (a) a number of shares of Stock equal to 100% of the number of RSUs that vested, or (b)(i) a number of shares of Stock equal to 70% of the number of RSUs that vested, and (ii) a cash amount equal to the product of the Fair Market Value of a share of Stock on the applicable vesting date and 30% of the number of RSUs that vested. Within 30 calendar days following the Grant Date, you shall have the ability to make a one-time election by delivering notice to the Company in accordance with Section 16 to receive settlement under this Section 3 in the form described in Section 6(a) or Section 6(b), in your sole discretion. To the extent that you make a compliant election, the Company shall settle such vested RSUs in accordance with such election. If you fail to provide such notice to the Company, any vested RSUs shall be settled in the form described in Section 6(b). All shares of Stock issued hereunder, if any, shall be delivered either by delivering one or more certificates for such shares to you or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 6 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

7.    Payment of Taxes. In connection with the vesting or settlement of the RSUs or the DERs granted hereunder, you (or any person permitted to receive settlement of the Award in the event of your death) shall be responsible for satisfying withholding taxes and other tax obligations relating to the Award. You acknowledge that there may be adverse tax consequences upon the transfer, vesting or settlement of the RSUs or DERs and that you have been advised, and hereby are advised, to consult a tax advisor prior to such transfer, vesting or settlement. You represent that you are in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

8.    Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

9.    Legends. If a stock certificate is issued with respect to shares of Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

10.    Right of the Company and Affiliates to Terminate Services. Nothing in this Agreement confers upon you the right to continue performing services for the Company or any of its Affiliates, or interfere in any way with the rights of the Company or any of its Affiliates to terminate your service relationship at any time.

11.    Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

12.    Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

13.    No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the RSUs granted hereunder.

14.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

15.    No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the
Company from loss or depreciation.

16.    Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

17.    Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

18.    Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

19.    Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

20.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

21.    Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

22.    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

23.    Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock or pay cash hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock or payment of such cash.

24.    Amendment. This Agreement may be amended by the Board or by the Committee at any time; provided that any amendment that would materially and adversely affect your rights hereunder shall not be effective without your consent.

25.    Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board (or a committee thereof), all shares of Stock issued or amount of cash paid, as applicable, under this Agreement shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture and/or recoupment of such shares of Stock or amount of cash. Notwithstanding any provision of this Agreement to the contrary, the Company reserves the right, without your consent, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Agreement with retroactive effect.

26.    The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

27.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

28.    Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

29.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby; provided however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any services, consulting, severance and/or change in control agreement between the Company (or an Affiliate or other entity) and you in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the

Plan or this Agreement, any such amendment that materially reduces your rights shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

30.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to comply with the Nonqualified Deferred Compensation Rules or an exemption therefrom and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations that the RSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with the Nonqualified Deferred Compensation Rules.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Grantee has set his hand as to the date and year first above written.

RANGER ENERGY SERVICES, INC.

/s/ Stuart Bodden_____________________________
Name: Stuart Bodden	Date: [Grant Date]
Title: President and Chief Executive Officer

____________________________________________	________________________
Name: [ParticipantName]	Date: [Date]